Exhibit 99.2

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Combined Balance Sheets

(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS

CURRENT ASSETS
Cash	$2,425,054	$2,976,878
Accounts receivable (net of $40,000 allowance at September 30, 2017 and December 31, 2016)	2,063,321	783,996
Inventory	310,479	258,492
Due from officers and employees	62,233	60,634
Prepaid expenses	395,417	340,717
Deferred tax asset	—	1,054,017
TOTAL CURRENT ASSETS	5,256,504	5,474,734

PROPERTY, PLANT AND EQUIPMENT
Land	371,192	176,192
Buildings and improvements	2,226,050	2,449,298
Tractors	12,616,437	12,963,747
Trailers	16,133,143	17,061,198
Service vehicles and equipment	1,942,627	1,769,357
Office equipment and furnishings	1,830,236	690,808
	35,119,685	35,110,600
Less: Accumulated depreciation	(22,585,652)	(23,586,679)
NET PROPERTY, PLANT AND EQUIPMENT	12,534,033	11,523,921

OTHER ASSETS
Computer software, net of accumulated amortization	—	33,960
Deposits	173,695	206,781
TOTAL OTHER ASSETS	173,695	240,741

TOTAL ASSETS	$17,964,232	$17,239,396

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Combined Balance Sheets continued

(Unaudited)

	September 30,	December 31,
	2017	2016
LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Current portion of notes payable	$2,990,824	$3,212,237
Current portion of accounts payable and accrued expenses	695,562	808,241
Current portion of accrued taxes	592,755	726,990
Deferred income taxes	—	2,247,253
TOTAL CURRENT LIABILITIES	4,279,141	6,994,721

LONG-TERM LIABILITIES
Notes payable, net of current portion	7,896,424	7,492,994
Accounts payable and accrued expenses	861,810	853,448
Accrued taxes	2,034,270	2,304,895
Deferred tax liability	1,992,011	—
TOTAL LONG-TERM LIABILITIES	12,784,515	10,651,337

TOTAL LIABILITIES	17,063,656	17,646,058

STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)	900,576	(406,662)

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY (DEFICIT)	$17,964,232	$17,239,396

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Combined Statements of Income

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016

REVENUE	$29,496,714	$30,536,493

COST OF REVENUE (Supplemental Information — Schedule I)	20,497,587	20,551,927

GROSS PROFIT	8,999,127	9,984,566

ADMINISTRATIVE EXPENSES (Supplemental Information — Schedule II)	4,791,909	4,432,450

INCOME FROM OPERATIONS	4,207,218	5,552,116

OTHER INCOME (EXPENSE)
Interest expense	(706,625)	(772,890)
Other income	62,609	7,594

TOTAL OTHER EXPENSE	(644,016)	(765,296)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,563,202	4,786,820

PROVISION FOR INCOME TAXES	879,775	1,648,186

NET INCOME	$2,683,427	$3,138,634

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Combined Statements of Changes in Stockholders’ and Members’ Equity (Deficit)

(Unaudited)

	Common Stock	Retained Earnings (Deficit)	Members’ Equity (Deficit)	Total

Balance (Deficit) at December 31, 2016	$850,265	$(1,529,498)	$272,571	$(406,662)

Net Income	—	1,233,776	1,449,651	2,683,427

Members’ Distributions, net	—	—	(1,376,189)	(1,376,189)

Balance at September 30, 2017	$850,265	$(295,722)	$346,033	$900,576

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Combined Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATINNG ACTIVITIES
Net income	$2,683,427	$3,138,634
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,335,579	2,024,211
Loss (gain) on disposition of fixed assets	(524,535)	(940,466)
Deferred taxes	798,775	1,584,846
Changes in operating assets and liabilities
Accounts receivable	(1,279,325)	(644,790)
Due from officers and employees	(1,599)	(31,188)
Inventories	(51,987)	4,171
Prepaid expenses	(21,614)	(147,798)
Accounts payable and accrued expenses	(141,237)	65,333
Accrued taxes	(404,860)	(405,000)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,392,624	4,647,953

CASH FLOWS USED BY INVESTING ACTIVITIES
Purchase of property and equipment	(643,640)	(2,032,559)
Proceeds from disposition of fixed assets	703,421	1,160,330
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	59,781	(872,229)

CASH FLOWS USED BY FINANCING ACTIVITIES
Members’ distributions	(1,376,189)	(645,556)
Principal repayments on long-term debt	(2,628,040)	(2,949,680)
NET CASH USED BY FINANCING ACTIVITIES	(4,004,229)	(3,595,236)

NET INCREASE (DECREASE) IN CASH	(551,824)	180,488
CASH, BEGINNING OF PERIOD	2,976,878	2,055,069
CASH, END OF PERIOD	$2,425,054	$2,235,557

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year for:
Interest and loan costs	$516,977	$559,277
Income taxes	$75,000	$120,814

SUPPLEMENTAL DISCLOSURE OF NON- CASH INVESTING AND FINANCING ACTIVITIES
Equipment acquired with debt	$3,510,790	$2,856,436

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

Moore Freight Service, Inc. (Moore) and affiliates (the Company) are in the trucking business primarily hauling freight for the glass industry throughout the United States and into Canada and Mexico.

Principles of Combination

The combined financial statements include the accounts of Moore Freight Service, Inc., a Tennessee corporation, RT&L, LLC, RAND, LLC, JD, Partners, LLC and TM Transport, LLC, all of which are Tennessee limited liability companies. RT&L, LLC is owned by the wife of the majority shareholder of Moore and RAND, LLC is owned by the same shareholder’s brother. JD and Partners, LLC and TM Transport, LLC are each owned by a different minority shareholder of Moore.  All significant intercompany transactions and balances have been eliminated.

Basis of Presentation

These interim combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.

The consolidated balance sheet as of December 31, 2016 has been derived from the audited combined financial statements at that date. For additional information, including the Company’s significant accounting policies, refer to the combined financial statements and related footnotes for the year ended December 31, 2016 as set forth in Exhibit 99.1 filed in this Current Report on Form 8-K/A.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - LONG-TERM DEBT

Long-term debt consists of several installment debts to banks and finance companies with interest rates ranging from 3.28% to 9.79%. The loans are payable monthly and secured by equipment.

See accompanying notes.

At September 30, 2017, future maturities of long-term debt were as follows:

2017	$2,990,824
2018	2,792,734
2019	2,043,271
2020	1,426,330
2021	770,977
Thereafter	863,112
$10,887,248

NOTE 3 — INCOME TAXES

Moore’s effective tax rates for the nine months ended September 30, 2017 and 2016 were 24.7% and 34.4%, respectively. The difference between the effective tax rate and the federal statutory rate primarily results from state income taxes, nondeductible expenses and the affiliates not subject to income taxes, state taxes and permanent differences.

NOTE 4 - RELATED PARTY TRANSACTIONS

The facility at Church Hill is owned by a related party. The lease is month-to-month at $6,500 per month. Total rent expense for the lease was $58,500 and $49,500 for the nine months ended September 30, 2017 and 2016, respectively.

As of September 30, 2017 and December 31, 2016, the majority shareholder owed the Company $48,218 and $48,718, respectively. The amount is unsecured and non-interest bearing.

NOTE 5 - DUE TO FACTOR

During 2017 and 2016, the Company sold a substantial portion of its accounts receivable to a factor under a continuing contract. The accounts were sold with recourse and therefore the Company bears the credit risk. The amount outstanding as of September 30, 2017 and December 31, 2016, was $443,350 and $460,730, respectively. Of this amount, only the reserve balances of $65,511 and $95,323 have been included in accounts receivable as of September 30, 2017 and December 31, 2016, respectively. Total charges paid by the Company during the nine months ended September 30, 2017 and 2016 were $271,462 and $301,573, respectively.

NOTE 6 - LEASE COMMITMENTS

The Company leases a facility in Church Hill, Tennessee, from a related party (see note 4), and other facilities under noncancelable and month-to-month lease agreements. The rent expense under these agreements was $99,600 and $56,800 for the nine months ended September 30, 2017 and 2016, respectively.

The Company also leases tractors and trailers under noncancelable operating leases. The equipment lease expense under these agreements was $4,183,170 and $3,319,181 for the nine months ended September 30, 2017 and 2016, respectively.

NOTE 7 - SUBSEQUENT EVENTS

On December 1, 2017, Daseke, Inc. acquired 100% of the outstanding equity interests of the Company.

The Company has evaluated subsequent events through February 11, 2018, the date the combined financial statements were available to be issued.

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Supplementary Information - Schedule I

For the Nine Months Ended September 30, 2017 and 2016

	September 30,
	2017	2016
Cost of Revenue
Contract drivers	$2,243,581	$2,872,430
Depreciation and amortization	2,335,579	2,024,211
Fuel	3,393,832	3,222,792
Driver labor costs	6,060,552	6,179,688
Other labor costs	1,782,355	1,699,416
Equipment repairs and maintenance	1,288,909	1,638,818
Equipment insurance	1,005,574	1,078,151
Equipment leases	2,025,276	1,867,984
Licenses, permits, and tolls	308,751	324,827
Driver travel costs	17,507	21,781
Supplies	177,242	173,169
Base plates, prepass, and fines	231,355	235,458
Other operating costs	151,609	153,668
Gain on disposition of fixed assets	(524,535)	(940,466)

Total cost of revenue	$20,497,587	$20,551,927

See accompanying notes.

MOORE FREIGHT SERVICE, INC. AND AFFILIATES

Supplementary Information - Schedule II

For the Nine Months Ended September 30, 2017 and 2016

	September 30,
	2017	2016
Administrative expenses
Administrative labor costs	$2,786,888	$2,772,156
Taxes	77,514	73,521
Professional fees	45,313	109,301
Bank fees and factoring charges	278,274	305,191
Computer expense	201,018	191,912
Contributions	50,358	49,479
Insurance	41,821	43,374
Office supplies and other office expenses	233,163	143,623
Utilities	81,645	73,393
Office repairs and maintenance	132,040	76,303
Telephone	156,567	126,947
Advertising	51,982	22,722
Automobile	127,088	97,877
Meals and entertainment	125,262	120,459
Travel	127,662	77,581
Rent	65,290	66,815
Miscellaneous	210,024	81,796

Total administrative expenses	$4,791,909	$4,432,450

See accompanying notes.